Exhibit 99.2

From: Link, Brian

Sent: Tuesday, February 4, 2025 8:43 PM

To: Diego Simonian >; Bruce Mendelsohn

Cc: Grier, John F >; Patel, Sagar1 >

Subject: Follow-up

On behalf of Frontier Group Holdings, Inc. (“Frontier”), please find below key terms of Frontier’s revised proposal (“Revised Proposal”). Also attached is a summary capitalization schedule and term sheet for the proposed “take-back” debt as previewed on our call earlier this evening.

Key Terms

1.	Our Revised Proposal provides for the issuance of $400 million 2nd Lien Term Loan B / Bond (“take-back debt”) and 19.0% of Frontier’s common equity at closing, to be distributed to the Holders of Senior Secured Notes, Convertible Notes, and Existing Interests

2.	Under the Revised Proposal, the Consenting Creditors will not be required to complete a $350 million equity rights offering prior to the Effective Date

3.	Revised Proposal assumes a waiver of the $35 million break-up fee for terminating the equity rights offering

Brian C. Link

Citigroup Global Markets Inc.

Co-Head of M&A, Americas

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